UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018 (January 30, 2018)

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Oil States International, Inc.

(Exact Name of Registrant Specified in Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620, Houston, Texas 77002 (Address of Principal Executive Offices) (Zip Code)

(713) 652-0582

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Amended and Restated Secured Credit Facility

On January 30, 2018, Oil States International, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent for the lenders party thereto and collateral agent for the secured parties thereunder, and the lenders and other the financial institutions from time to time party thereto. The Amended Credit Agreement provides for $350 million in lender commitments and extends the maturity date of the Company’s revolving credit facility to January 2022. Subject to certain terms and conditions set forth in the Amended Credit Agreement, the Company may request additional lender commitments in an amount not to exceed $150 million.

The Company’s ability to borrower under the Amended Credit Agreement is subject to its ongoing compliance with customary financial covenants, including:

●	a minimum interest coverage ratio of at least 3.00:1.00;
●	a maximum senior secured leverage ratio not to exceed 2.25:1.00; and
●	a maximum total net leverage ratio not to exceed 4.00:1.00 through the quarter ending December 31, 2018, and no greater than 3.75:1.00 thereafter.

Additionally, the Amended Credit Agreement contains customary representations, warranties, covenants, terms and conditions for a facility of this type, including limitations on incurrence of indebtedness and liens, the making of investments, the payment of dividends and repurchase of shares and the sale of assets.

Borrowings outstanding under the Amended Credit Agreement will bear interest at (i) LIBOR plus a margin of 1.75% to 3.00% or (ii) at a base rate plus a margin of 0.75% to 2.00%, in each case based on the Company’s total net leverage ratio. The Company must also pay a quarterly commitment fee of 0.25% to 0.50%, based on its total net leverage ratio, on the unused commitments.

The foregoing description of the Amended Credit Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes and the Indenture

On January 30, 2018, the Company issued $200,000,000 aggregate principal amount of its 1.50% convertible senior notes due 2023 (the "Notes") pursuant to an indenture, dated as of January 30, 2018 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. Net proceeds to the Company, after deducting discounts and expenses, were approximately $194 million. The Company used the net proceeds to repay a portion of the outstanding borrowings under its revolving credit facility.

The Notes will bear interest at a rate of 1.50% per year until maturity. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2018. In addition, additional interest and special interest may accrue on the Notes under certain circumstances as described in the Indenture. The Notes will mature on February 15, 2023, unless earlier repurchased, redeemed or converted. The initial conversion rate is 22.2748 shares of the Company’s common stock, par value $0.01 (“Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $44.89 per share of Common Stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture, including being adjusted up to 30.6278 shares per $1,000 principal amount of notes. As such, the Company has reserved for issuance up to 6,125,560 shares of its Common Stock for potential settlement upon conversion.

Noteholders may convert their Notes at their option only in the following circumstances:

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During any calendar quarter commencing after the calendar quarter ending on March 31, 2018, if the last reported sale price per share of Common Stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

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During the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Common Stock on such trading day and the conversion rate on such trading day;

●	Upon the occurrence of certain corporate events of distributions on Common Stock, as described in the Indenture;

●	If the Company calls such Notes for redemption; or

●	At any time from, and including, November 15, 2022 until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will settle conversions by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the applicable conversion rate(s). If the Company elects to deliver cash or a combination of cash and shares of Common Stock, then the consideration due upon conversion will be based on an observation period consisting of 25 VWAP Trading Days (as defined in the Indenture).

If a Make-Whole Fundamental Change (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after February 15, 2021, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice.

If a Fundamental Change (as defined in the Indenture) occurs, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Notes were sold to certain initial purchasers pursuant to a purchase agreement with Wells Fargo Securities, LLC as representative of such initial purchasers and offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The foregoing description of the Indenture is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities

The information under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 30, 2018, the Company issued a press release announcing the entry into the Amended Credit Agreement further described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated January 30, 2018, between Oil States International, Inc., and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 1.50% Convertible Senior Notes Due 2023
10.1	Amended and Restated Credit Agreement dated January 30, 2018, among the Company, Wells Fargo Bank, N.A., as administrative agent and the financial institutions party thereto.
99.1	Press Release dated January 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

By:     /s/ Lloyd A. Hajdik

Name: Lloyd A. Hajdik

Title: Executive Vice President, Chief Financial and Treasurer

Dated: February 2, 2018